Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2009 relating to the financial statements of SenoRx, Inc. appearing in the Annual Report on Form 10-K of SenoRx, Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

March 4, 2009